                                                                    EXHIBIT 10.1


                                               June 27, 1995



Tom Brown, Inc.
Corporate Headquarters
508 W. Wall, Suite 500
Midland, Texas 79702

Dear Sirs:

    Pursuant to the request of Tom Brown, Inc. (the "Borrower"), Chemical Bank (the "Bank") will make a demand loan (the "Loan") in the principal amount of $51,000,000 to the Borrower on June 28, 1995 to provide funds to the Borrower to purchase non-convertible debt instruments of a Delaware corporation separately identified to the Bank by the Borrower. The Loan will be evidenced by a promissory note of the Borrower (the "Note") in substantially the form annexed hereto as Exhibit A.

    Interest on the Note will, at the Borrower's option, be (i) the Bank's Prime Rate (as defined in the Note) or (ii), to the extent available, the Eurodollar Rate for 7-day, 14-day, 21-day or one-month interest periods plus
 .75% per annum. Elections for the interest rate to be a Eurodollar Rate and the length of the interest period must be made at least three business days prior to the commencement of each interest period. For purposes hereof:

              (i) "Eurodollar Rate" with respect to each day during each interest period, shall mean a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                   -----------------------------------------
                   1.00 - Eurocurrency Reserve Requirements;

              "Eurocurrency Reserve Requirements" shall mean, for any day the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System; and

              "Eurodollar Base Rate" shall mean, with respect to each day during each interest period, the rate per annum equal to the rate at which the Bank is offered Dollar deposits at or about 10:00 A.M., New York City time, two business days prior to the beginning of such interest period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its eurodollar loans are then being conducted for delivery on the first day of such interest period for the number of days comprised therein and
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TOM BROWN, INC.                       -2-                          June 27, 1995


    in an amount comparable to the amount of the Loans to be outstanding during such interest period.

    Interest at the Prime Rate shall be paid (i) on the last day of each month (commencing with July 31, 1995), (ii) upon conversion of a Prime Rate Loan (as hereinafter defined) to a Eurodollar Loan (as hereinafter defined), and (iii) on maturity. Interest based on the Eurodollar Rate shall be paid on the last day of each interest period and on maturity and shall be calculated on a 360-day basis. In the event that any change in any law, rule or regulation or in the interpretation or application thereof or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority made subsequent to the date hereof:

                (i) shall subject the Bank to any tax of any kind whatsoever with respect to this Letter Agreement, or the Note, or change the basis of taxation of payments to the Bank in respect thereof (except for changes in the rate of tax on the overall net income of the Bank);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Bank which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

              (iii) shall impose on the Bank any other condition;

and the result of any of the foregoing is to increase the cost to the Bank, by an amount which the Bank deems to be material, of making, converting into, continuing or maintaining the Loan based on the Eurodollar Rate or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall promptly pay the Bank, upon its demand, any additional amounts necessary to compensate the Bank for such increased cost or reduced amount receivable. A certificate of the Bank as to any additional amounts (including calculations of any such additional amounts in reasonable detail) shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Letter Agreement and the payment of the Note and all other amounts payable hereunder.

    If the Loan shall at any time bear interest at the Prime Rate (a "Prime Rate Loan"), the Borrower may elect to convert the Loan to bear interest based on the Eurodollar Rate (a "Eurodollar Loan") by giving the Bank timely notice of such election as provided in the second paragraph of this Letter Agreement. Absent the giving of such a notice in respect of any period during which the Loan shall be outstanding, the Loan shall be a Prime Rate Loan during such period.

    The Borrower agrees to indemnify the Bank and to hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of (a) default
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TOM BROWN, INC.                       -3-                          June 27, 1995


by the Borrower in payment when due of the principal amount of or interest on the Loan and (b) the making of a prepayment of the Loan, if the same shall be a Eurodollar Loan, on a day which is not the last day of an interest period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Letter Agreement and the payment of the Note and all other amounts payable hereunder.

    In order to induce the Bank to make the Loan, the Borrower by its signature below hereby represents and warrants to the Bank that: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) it has the corporate power and authority, and the legal right, to make, deliver and perform this Letter Agreement and the Note and has taken all necessary action to authorize the borrowing on the terms and conditions of this Letter Agreement and the Note,
(iii) no consent or authorization of, filing with or other act by or in respect of, any governmental authority or any other entity is required in connection with such borrowing, (iv) the execution, delivery and performance of this Letter Agreement and the Note and the borrowing hereunder and the use of the proceeds thereof will not violate any law, rule or regulation applicable to the Borrower or any contractual obligation of the Borrower or of any of its subsidiaries, (v) no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Letter Agreement or the Note or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to be adversely determined and, if adversely determined, could reasonably be expected to have a material adverse effect on the Borrower, (vi) the proceeds of the Loans will be used as set forth in the first sentence of this Letter Agreement, and no part of the proceeds of the Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System, (vii) the consolidated balance sheet of the Borrower and its consolidated subsidiaries as at December 31, 1994 and the related consolidated statement of income and consolidated statement of cash flows for the fiscal year ended on such date, reported on by Arthur Andersen LLP, copies of which have heretofore been furnished to the Bank, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended and (viii) since December 31, 1994 there has been no development or event nor any prospective development or event, which has had a material adverse effect on the business, financial or other condition or property of the Borrower.

    In order to induce the Bank to make the Loan, the Borrower hereby agrees that so long as the Loan is outstanding it will not incur or create any other indebtedness for borrowed money without the consent of the Bank.
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TOM BROWN, INC.                       -4-                          June 27, 1995


    In addition to the expenses covered in the Note, the Borrower hereby agrees
(a) to pay or reimburse the Bank for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification (requested by the Borrower) to, this Letter Agreement, the Note and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel to the Bank and (b) to pay, indemnify, and hold the Bank harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Letter Agreement, the Note and any such other documents and the transactions contemplated hereby (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Bank.

    This Letter Agreement may be executed in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

    This Letter Agreement represents the agreement of the Borrower and the Bank with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the Note.

    THIS LETTER AGREEMENT AND THE NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LETTER AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

    The Borrower irrevocably consents to the in personam jurisdiction of the federal and/or state courts located within the State of New York over controversies arising from or relating to this Letter Agreement and the Note and irrevocably waives trial by jury and the right to impose any counterclaim or offset of any nature in any such litigation.
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TOM BROWN, INC.                       -5-                          June 27, 1995


    If the foregoing correctly sets forth your understanding of the agreement between the Borrower and the Bank, please execute a copy of this Letter Agreement in the space provided below whereupon it shall become a binding agreement between the Bank and the Borrower as of the date first above written.

                                        Very truly yours,

                                        CHEMICAL BANK

                                        By:    /s/ Ronald Potter
                                              -----------------------------
                                              Name:  Ronald Potter
                                              Title: Managing Director

AGREED TO AND ACCEPTED AS OF
THE DATE FIRST ABOVE WRITTEN:

TOM BROWN, INC.

By:  /s/ Peter R. Scherer
    ---------------------------
    Peter R. Scherer
    Executive Vice President

                             DEMAND PROMISSORY NOTE


$51,000,000.00                                               New York, N.Y.
                                                             June 28, 1995


         On DEMAND, for value received, the undersigned hereby promises to pay to the order of CHEMICAL BANK (hereinafter the "Bank") at its offices at 270 Park Avenue, New York, NY, FIFTY-ONE MILLION DOLLARS ($51,000,000) with interest (a) payable on the last day of each month, upon conversion of the loan evidenced hereby to a loan bearing interest based on the Eurodollar Rate, and at maturity, at a per annum rate equal to the Bank's Prime Rate (which shall be the rate of interest as is publicly announced at the Bank's principal office from time to time as its Prime Rate), adjusted as of the date of each such change or (b) at the option of the undersigned, at a per annum rate based upon the Eurodollar Rate as provided in the letter agreement dated June 27, 1995 (the "Letter Agreement") between the Bank and the undersigned, payable on the last day of each interest period described therein (and at maturity). Interest at the Prime Rate shall be computed on the basis of a 365- or 366-day year and actual days elapsed, and interest based upon the Eurodollar Rate shall be computed for the actual number of days elapsed on the basis of a 360-day year, but in either case in no event shall be higher than the maximum permitted under applicable law. Interest on any past due amount, whether at the due date thereof or by acceleration, shall be paid at a rate of one percent per annum in excess of the above stated rate, but in no event higher than the maximum permitted under applicable law. Time for payment extended by law shall be included in the computation of interest.

         The undersigned hereby grants to the Bank a lien on, security interest in and right of set-off against all moneys, securities and other property of the undersigned and the proceeds thereof now or hereafter delivered to remain with or in transit in any manner to the Bank, its correspondents or its agents from or for the undersigned, whether for safekeeping, custody, pledge, transmission, collection or for any other purpose, or coming into possession, control or custody of the Bank, Chemical Securities, Inc., or any other affiliate of the Bank in any way, and, also, any balance of any deposit account and credits of the undersigned with, and any other claims of the undersigned against, the Bank, Chemical Securities, Inc., or any other affiliate of the
Bank at any time existing (all of which are hereinafter collectively called "Collateral"), as collateral security for the payment of this note and all other liabilities and obligations now or hereafter owed by the undersigned to the Bank, contracted with or acquired by the Bank, whether joint, several, direct, indirect, absolute, contingent, secured, unsecured, matured or unmatured (all of which are hereafter collectively called "Liabilities"), hereby authorizing the Bank at any time or times, without notice or demand, to apply any such Collateral or any proceeds thereof to any of such Liabilities in such amounts as it in its sole discretion may select, either contingent, unmatured or otherwise and whether any other collateral security therefor is deemed adequate or not. Undersigned authorizes the Bank to deliver to others a copy of this note as written notification of the undersigned's transfer of a security interest in the Collateral. The Bank further is authorized at any time or times, without demand or notice to the undersigned, to transfer to or register in the name of its nominee or nominees all or any part of the
Collateral and
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                                                                               2

exercise any and all rights, power and privileges (expect that prior to an Event of Default the Bank shall not have the right to vote or to direct the voting of any Collateral). The collateral security and other rights described herein shall be in addition to any other collateral security described in any separate agreement executed by the undersigned.

         In the event of: appointment of a receiver, conservator, rehabilitator or similar officer for the undersigned, or for any property of the undersigned; calling of a meeting of creditors, assignment for the benefit of creditors or bulk sale or notice thereof; filing of a petition in bankruptcy, commencement of any proceeding under any bankruptcy or debtor's law (or similar law analogous in purpose or effect) for the relief, reorganization, composition, extension, arrangement or readjustment of any of the obligations by or against the undersigned; then, and in any of those events (each, an "Event of Default"), all Liabilities, although otherwise unmatured or contingent, shall forthwith become due and payable without notice or demand and notwithstanding anything to the contrary contained herein or in any other instrument. Further, acceptance of any payments shall not waive or affect any prior demand for payment of the Liabilities, and each such payment made shall be applied first to the payment of accrued interest, then to the aggregate unpaid principal or otherwise as determined by the Bank in its sole discretion. The undersigned hereby irrevocably consents to the in personam jurisdiction of the federal and/or state courts located within the State of New York over controversies arising from or relating to this note or the Liabilities and irrevocably waives trial by jury and the right to interpose any counterclaim or offset of any nature in any such litigation. The undersigned further irrevocably waives presentment, protest, notice of dishonor and all other notices or demands of any kind (except for demand for payment as hereinabove provided) in connection with this note or any Liabilities.

         The Bank may, at its option, at any time when in the judgment of the Bank the Collateral is inadequate or the Bank deems itself insecure, or upon or at any time after the occurrence of an Event of Default, proceed to enforce payment of the same and exercise any of or all the rights and remedies afforded the Bank by the Uniform Commercial Code (the "Code") or otherwise possessed by the Bank. Any requirement of the Code for reasonable notice to the undersigned shall be deemed to have been complied with if such notice is mailed, postage prepaid, to the undersigned and such other persons entitled to notice, at the addresses shown on the records of the Bank at least four (4) days prior to the time of sale, disposition or other event requiring notice under the Code.

         The undersigned agrees to pay the Bank, as soon as incurred, all costs and expenses incidental to the care, preservation, processing, sale or collection of or realization upon any of or all the Collateral or incurred in connection with the enforcement or collection of this note, or in any way relating to the rights of the Bank hereunder, including reasonable outside counsel fees and expenses. Each and every right and remedy hereby granted to the Bank or allowed to it by law shall be cumulative and not exclusive and each may be exercised by the Bank from time to time and as often as may be necessary. The undersigned shall have the sole responsibility for notifying the Bank in writing that the undersigned wishes to take advantage of any redemption, conversion or other similar right with respect to any of the Collateral. The Bank may release any party without notice to the undersigned, whether as co-makers, endorsers, guarantors, sureties, assigns or otherwise, without affecting the liability of the undersigned.

         Upon any transfer of this note, the Bank may deliver the Collateral or any part thereof to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to the Bank with respect thereto and the Bank shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter in respect of matters occurring thereafter; but the Bank shall retain all rights hereby given to it with respect to any Liabilities and Collateral not so transferred. No modification or waiver of any of the provisions of this note shall be effective unless in writing, signed by the Bank, and only to the extent therein set forth; nor shall any such waiver be applicable except in the specific instance for which given. This note and the Letter Agreement hereinabove referred to set forth the entire understanding of the parties, and the undersigned acknowledges that no oral or other agreements, conditions, promises, understandings, representations or warranties exist in regard to the obligations hereunder, except those specifically set forth herein and therein.

         Each reference herein to the Bank shall be deemed to include its successors, endorsees, and assigns, in whose favor the provisions hereof shall also inure. Each reference herein to the undersigned shall be deemed to include the successors and assigns of the undersigned, all of whom shall be bound by the provisions hereof.

         The provisions of this note shall be construed and interpreted and all rights and obligations hereunder determined in accordance with the laws of the State of New York, and, as to interest rates, applicable Federal law.

                                        TOM BROWN, INC.



                                        By:  /s/ Peter R. Scherer
                                             --------------------------------
                                             Peter R. Scherer
                                             Executive Vice President

                                        508 W. Wall, Suite 500
                                        Midland, Texas 79702